UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

REKOR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38338	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6721 Columbia Gateway Drive, Suite 400, Columbia, MD 21046
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (410) 762-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REKR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 13, 2025, Rekor Systems, Inc. (the “Company”) issued a press release summarizing its financial results for the three and nine months ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

A conference call to discuss the results has been scheduled for November 13, 2025, at 4:30 p.m. ET. Listeners may access the call live by telephone at (877) 407-8037 (toll-free) or (201) 689-8037 (international), or via the Internet at https://event.choruscall.com/mediaframe/webcast.html?webcastid=gyrVsAf5. An archived webcast will also be available for replay in the Investor Relations section of the Company’s website at https://www.rekor.ai/investors.

In its discussion, management may reference certain non-GAAP financial measures relating to Company performance. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures is included in the press release and available on the Company’s website referenced above.

Item 5.02.	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

On November 13, 2025 the Company announced that Eyal Hen has submitted his resignation as Chief Financial Officer of the Company, effective November 17, 2025. Mr. Hen’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices, including the preparation of its financial statements. The Company thanks Mr. Hen for his service and contributions.

(c) Appointment of Certain Officers.

The Board of Directors of the Company appointed Joseph Nalepa as Chief Financial Officer of the Company, effective November 17, 2025. Mr. Nalepa will succeed Mr. Hen in that role.

Mr. Nalepa, age 36, has served as Corporate Controller of the Company since February 2020. In this role, Mr. Nalepa oversaw the expansion of the Company’s accounting and finance organization to support its growth. He led financial reporting activities, including the preparation and review of the Company’s SEC filings, and guided the annual budgeting and forecasting processes. He also implemented a new enterprise resource planning system to enhance financial visibility and oversaw the integration of acquired subsidiaries, including purchase accounting, systems integration, and internal control alignment. Mr. Nalepa led the development of the Company’s internal control framework and worked closely with cross-functional teams on initiatives in supply-chain optimization and operational finance.

Prior to his current role, Mr. Nalepa served as Financial Reporting Manager of the Company from 2019 to 2020. From 2013 to 2019, he worked at KPMG LLP in Baltimore, Maryland, where he concluded his tenure as an Audit Manager.

Mr. Nalepa holds a Bachelor of Science in Accounting and a Bachelor of Science in Information Systems from Salisbury University (2012) and a Master of Business Administration from the University of Maryland (2022). He is a Certified Public Accountant.

Mr. Nalepa has no family relationship with any director or executive officer of the Company. There are no arrangements or understandings with any person pursuant to which he was selected as an officer, and he is not a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company and Mr. Nalepa expect to enter into a new employment agreement, the material terms of which will be disclosed when finalized, including in the Company’s definitive proxy statement for its 2026 annual meeting of stockholders. At this time, no material compensatory arrangement, plan, contract, or amendment thereto has been entered into with Mr. Nalepa in connection with his appointment as Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 13, 2025
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REKOR SYSTEMS, INC.

Date: November 13, 2025	/s/ Eyal Hen
Name: Eyal Hen Title: Chief Financial Officer